Exhibit 99.1

Hain Celestial Announces Fourth Quarter and Fiscal Year 2017 Financial Results

Hain Celestial United States Reports Sales Growth for Fourth Quarter Fiscal Year 2017

Generates Annual Strong Operating Cash Flow of $217 Million

Provides Fiscal Year 2018 Financial Guidance

Lake Success, NY, August 29, 2017 — The Hain Celestial Group, Inc. (NASDAQ: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported results for the fourth quarter and fiscal year ended June 30, 2017.
"We are pleased to have achieved sales growth in all of our business segments on a constant currency basis in the fourth quarter, despite an ever changing operating environment for food manufacturers and retailers," said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. "Building upon our core platforms and cost savings initiatives, our global team has made significant progress during the year executing on our strategic plan. The business momentum and operational improvements we experienced in the fourth quarter of fiscal 2017 reinforces our confidence in the tremendous opportunities ahead to generate the growth we know we are capable of achieving over the next several years."
Financial Highlights1
Fourth Quarter Fiscal Year 2017
For fourth quarter fiscal year 2017, the Company reported:

•
Net sales of $725.1 million, a 2% decrease, or a 2% increase on a constant currency basis, compared to the prior year period. Net sales were impacted by $28.2 million from foreign exchange rate movements versus the prior year period.

•	Operating income of $8.6 million; adjusted operating income of $67.2 million.

•	EBITDA of $82 million compared to $83 million in the prior year period; adjusted EBITDA of $86 million compared to $91 million in the prior year.

•
Earnings per diluted share was breakeven compared to a loss per diluted share of $0.86 in the prior year period; adjusted earnings per diluted share of $0.43 was in-line with the prior year period, and foreign currency exchange rates impacted reported results by $0.03 per diluted share.

•	Strong operating cash flow of $69 million.

Fiscal Year 2017
For fiscal year 2017, the Company reported:

•
Net sales of $2.853 billion, a 1% decrease, or a 3% increase on a constant currency basis, compared to fiscal 2016 net sales of $2.885 billion. Net sales were impacted by $124.3 million in foreign exchange rate movements compared to the prior year.

____________________________

1This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

•	Operating income of $111 million; adjusted operating income of $202 million.

•	EBITDA of $239 million compared to $362 million in the prior year; adjusted EBITDA of $275 million compared to $379 million in the prior year.

•
Earnings per diluted share of $0.65 compared to $0.46 in the prior year; adjusted earnings per diluted share of $1.22 compared to $1.85 in the prior year, and foreign currency exchange rates impacted reported results by $0.12 per diluted share.

•	Strong operating cash flow of $217 million.

Segment Highlights
Fourth Quarter 2017
Hain Celestial United States reported net sales of $309.0 million, an increase of 1% on a year-over-year basis including a $4.5 million impact from product rationalization and $2.9 million in foreign exchange movements driven by the Ella's Kitchen® brand. Hain Celestial United Kingdom reported net sales of $194.8 million, a 10% decrease, compared to the prior year period, or a 3% increase adjusted for constant currency, acquisitions and divestitures. Hain Pure Protein reported net sales of $122.2 million, an 8% increase compared to the prior year period. Within the Rest of World segment, Hain Celestial Canada reported net sales of $40.2 million, a 2% increase, or a 7% increase on a constant currency basis, compared to the prior year period; Hain Celestial Europe reported net sales of $44.8 million, a 2% increase, or a 5% increase on a constant currency basis, compared to the prior year period. The Company had strong brand sales in constant currency during the fourth quarter led by Earth's Best®, Terra®, Celestial Seasonings®, Imagine® and FreeBird® in the United States; Tilda, Ella's Kitchen®, Hartley's®, Linda McCartney's® and New Convent Garden Soup Co.® in the United Kingdom; Yves Veggie Cuisine®, Europe's Best® and Live Clean® in Canada and Lima® in Europe.

Fiscal Year 2017
Hain Celestial United States reported net sales of $1.2 billion, a decrease of 5% on a year-over-year basis including a $60.0 million impact from inventory realignment of certain customers and product rationalization and $14.0 million in foreign exchange movements driven by the Ella's Kitchen® brand, which will be reported in the United Kingdom segment commencing in fiscal year 2018. Hain Celestial United Kingdom reported net sales of $768.3 million, a 1% decrease, compared to the prior year, or a 6% increase adjusted for constant currency and acquisitions and divestitures. Hain Pure Protein reported net sales of $509.6 million, a 3.5% increase compared to the prior year. Within the Rest of World segment, Hain Celestial Canada net sales of $151.5 million, a 7% increase on an actual and constant currency basis, compared to the prior year; Hain Celestial Europe reported net sales of $172.6 million, a 12% increase, or a 14% increase on a constant currency basis, compared to the prior year. The Company had strong brand sales in constant currency during the fiscal year led by Terra®, Celestial Seasonings®, Imagine®, Alba Botanica®, Jason® and FreeBird® in the United States; Tilda®, Ella's Kitchen®, Hartley's®, Linda McCartney's®, New Convent Garden Soup Co.® and Sun-Pat® in the United Kingdom; Yves Veggie Cuisine®, Europe's Best® and Live Clean® in Canada and Lima® in Europe.

Fiscal Year 2017 Achievements
The Company highlighted several of its achievements during fiscal year 2017, including executing on its strategic plan initiated in fiscal year 2016 to drive net sales and margin expansion, as follows:

•	Invested in Top Brands and Capabilities Globally

◦	Increased strategic investments and consumer engagement in brand building assets.

◦	Enhanced in-market and online retail activation.

◦	Introduced over 200 new products worldwide.

•	Strategic Transactions

◦	Expanded branded portfolio through two strategic acquisitions in the growing chilled category:

▪	Yorkshire Provender™ under Hain Daniels and

▪	Better BeanTM under Cultivate Ventures.

◦	Entered into strategic joint venture with Future Group in India.

◦	Licensed Rosetto® brand to Rosetto Foods LLC, a joint venture in which the Company holds a minority interest.

•	Project Terra

◦	Established new core category platforms:

▪	Better-For-You Baby, Better-For-You Pantry, Better-For-You Snacking, Fresh Living, Tea, Pure Personal Care and Cultivate Ventures.

◦	Implemented stock-keeping unit ("SKU") rationalization, eliminating $24 million in net sales, or 20% of the SKUs in the United States.

◦	Expanded global cost savings initiative $350 million through fiscal year 2020 including annual productivity

•	Enhanced Leadership Team to Deliver Strategic Plan

◦	Strengthened management team with seasoned professionals including deep consumer products, brand building and natural product experience as well as financial industry expertise.
Irwin Simon concluded, "We are well-positioned among some of the fastest growing trends, categories and channels in consumer products today and are fortunate to have the financial flexibility to support our future business growth and capital allocation priorities. We believe our continued ability to evolve our business as we grow our organic, natural and better-for-you brands, expand relationships with new and existing customers and attract new consumers globally, paired with Project Terra, will fuel our success and create long-term value for our shareholders."

Fiscal Year 2018 Guidance
The Company provided its annual guidance for fiscal year 2018:

•	Total net sales of $2.967 billion to $3.036 billion, an increase of approximately 4% to 6% as compared to fiscal year 2017.

•	Adjusted EBITDA of $350 million to $375 million, an increase of approximately 27% to 36% as compared to fiscal year 2017.

•	Adjusted earnings per diluted share of $1.63 to $1.80, an increase of approximately 34% to 48% as compared to fiscal year 2017.
Guidance, where adjusted, is provided on a non-GAAP basis, which excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, reserves for litigation matters and other non-recurring items that have been or may be incurred during the Company's fiscal year 2018, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.
The Company has not reconciled its expected adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per share under "Fiscal Year 2018 Guidance" because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

Segment Results
Effective July 1, 2016, due to changes to the Company's internal management and reporting structure resulting from the formation of Cultivate Ventures, certain brands previously included within the United States operating segment were moved to a new operating segment called Cultivate. As a result, the Company is now managed in eight operating segments: the United States (excluding Cultivate), United Kingdom, Tilda, Hain Pure Protein Corporation, Empire, Canada, Europe and Cultivate. The United States (excluding Cultivate) is its own reportable segment. Cultivate is now aggregated with Canada and Europe and reported within the "Rest of World". There were no changes to the United Kingdom (which includes Tilda) and Hain Pure Protein (which includes HPPC and Empire) reportable segments. The prior period segment information contained below has been adjusted to reflect the Company's new operating and reporting structure.

(unaudited and dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 6/30/17	$308,988	$194,760	$122,193	$99,144	$—	$725,085
Net sales - Three months ended 6/30/16	$306,423	$216,608	$113,050	$101,466	$—	$737,547
% change - FY'17 net sales vs. FY'16 net sales	0.8%	(10.1)%	8.1%	(2.3)%		(1.7)%

OPERATING INCOME
Three months ended 6/30/17
Operating income	$46,053	$16,957	$1,413	$10,117	$(65,953)	$8,587
Non-GAAP Adjustments [1]	—	942	—	—	57,661	58,603
Adjusted operating income	$46,053	$17,899	$1,413	$10,117	$(8,292)	$67,190
Adjusted operating income margin	14.9%	9.2%	1.2%	10.2%		9.3%

Three months ended 6/30/16
Operating income	$54,653	$11,907	$480	$10,252	$(142,430)	$(65,138)
Non-GAAP Adjustments [1]	2,967	1,062	795	850	131,102	136,776
Adjusted operating income	$57,620	$12,969	$1,275	$11,102	$(11,328)	$71,638
Adjusted operating income margin	18.8%	6.0%	1.1%	10.9%		9.7%

(unaudited and dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Twelve months ended 6/30/17	$1,191,262	$768,301	$509,606	$383,942	$—	$2,853,111
Net sales - Twelve months ended 6/30/16	$1,249,123	$774,877	$492,510	$368,864	$—	$2,885,374
% change - FY'17 net sales vs. FY'16 net sales	(4.6)%	(0.8)%	3.5%	4.1%		(1.1)%

OPERATING INCOME
Twelve months ended 6/30/17
Operating income	$157,506	$39,749	$1,382	$32,010	$(119,842)	$110,805
Non-GAAP Adjustments [1]	6,193	4,696	—	(110)	80,402	91,181
Adjusted operating income	$163,699	$44,445	$1,382	$31,900	$(39,440)	$201,986
Adjusted operating income margin	13.7%	5.8%	0.3%	8.3%		7.1%

Twelve months ended 6/30/16
Operating income	$203,481	$56,000	$31,558	$27,898	$(168,577)	$150,360
Non-GAAP Adjustments [1]	5,858	2,082	4,734	1,438	141,011	155,123
Adjusted operating income	$209,339	$58,082	$36,292	$29,336	$(27,566)	$305,483
Adjusted operating income margin	16.8%	7.5%	7.4%	8.0%		10.6%

(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcasts and Upcoming Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. The Company is also scheduled to present at Barclays Global Consumer Staples Conference on September 7, 2017 at 10:30 AM Eastern Time. The events will be webcast and be available under the Investor Relations section of the Company's website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Ella's Kitchen®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi's Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean™, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as "plan", "continue", "expect", "anticipate", "intend", "predict", "project", "estimate", "likely", "believe", "might", "seek", "may", "will", "remain", "potential", "can", "should", "could", "future" and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical facts. You can also identify forward-looking statements by discussions of guidance for the fiscal year 2018 strategy, plans or intentions related to our capital resources, performance and results of operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company's beliefs or expectations relating to (i) the Company's guidance for Fiscal Year 2018; (ii) the Company's strategic plan including its ability to generate growth and execution against such plan and (iii) the Company's ability to deliver significant shareholder value creation; and the other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and our quarterly reports. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales excluding the impact of foreign currency, adjusted operating income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables "Reconciliation of GAAP Results to Non-GAAP Measures" for the three months and 12 months ended June 30, 2017 and 2016 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Income presented in accordance with GAAP.
The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the 12 months ended June 30, 2017 and 2016, operating free cash flow was calculated as follows:

	Twelve Months Ended
	6/30/2017	6/30/2016
	(unaudited and dollars in thousands)
Cash flow provided by operating activities	$216,624	$206,575
Purchases of property, plant and equipment	(63,120)	(77,284)
Operating free cash flow	$153,504	$129,291

The Company's operating free cash flow was $153.5 million for the 12 months ended June 30, 2017, an increase of 19% from the 12 months ended June 30, 2016.
The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on year-to-year comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.
The Company defines EBITDA as net income or loss (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in net (income) loss of equity method investees, stock based compensation expense, impairment of long lived assets and intangibles, goodwill impairment, and unrealized currency gains and losses. Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the 3 months ended June 30, 2017 and 2016 and the 12 months ended June 30, 2017 and 2016, EBITDA and adjusted EBITDA was calculated as follows:

	3 Months Ended		12 Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(unaudited and dollars in thousands)
Net income (loss)	$313	$(88,597)	$67,430	$47,429
Provision for income taxes	2,520	11,086	21,842	70,932
Interest expense, net	4,922	4,866	18,446	22,231
Depreciation and amortization	17,397	17,524	68,697	65,622
Equity in net (income) loss of equity-method investees	(84)	(61)	(129)	47
Stock based compensation expense	2,139	2,683	9,658	12,688
Long-lived asset and tradename impairment	40,452	43,200	40,452	43,200
Goodwill impairment	—	84,548	—	84,548
Unrealized currency loss	14,056	7,739	12,570	14,831
EBITDA	81,715	82,988	238,966	361,528

Acquisition, restructuring, integration, severance, and other charges	6,095	2,156	9,694	13,904
Chilled desserts contract related termination costs	2,583	—	2,583	—
HPPC production interruption related to chiller breakdown and factory start-up costs	—	594	—	4,705
Inventory costs for products discontinued or with redesigned packaging	—	3,050	5,359	3,050
Costs incurred due to co-packer default	—	770	—	770
U.K. deferred synergies due to CMA Board decision	—	949	918	949
U.K. factory start-up costs	—	—	—	743
U.S. warehouse consolidation project	—	197	—	623
Recall and other related costs	—	—	809	—
Accounting review costs	9,473	—	29,562	—
Litigation expenses	—	1,200	—	1,200
Celestial Seasonings marketing support and Keurig transition	—	—	—	1,000
Tilda fire insurance recovery costs	—	112	—	342
Luton closure costs	—	—	1,804	—
Gain on Tilda fire related fixed assets	—	(739)	—	(9,752)
Realized currency gain on repayment of GBP denominated debt	(14,290)	—	(14,290)	—
Adjusted EBITDA	$85,576	$91,277	$275,405	$379,062

Contact: James Langrock/Mary Anthes, The Hain Celestial Group, Inc., 516-587-5000

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30,	June 30,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$146,992	$127,926
Accounts receivable, net	248,436	278,933
Inventories	427,308	408,564
Prepaid expenses and other current assets	52,045	84,811
Total current assets	874,781	900,234

Property, plant and equipment, net	370,511	389,841
Goodwill	1,059,981	1,060,336
Trademarks and other intangible assets, net	573,268	604,787
Investments and joint ventures	18,998	20,244
Other assets	33,565	32,638
Total assets	$2,931,104	$3,008,080

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$222,136	$251,712
Accrued expenses and other current liabilities	108,514	78,803
Current portion of long-term debt	9,844	26,513
Total current liabilities	340,494	357,028

Long-term debt, less current portion	740,304	836,171
Deferred income taxes	121,475	131,507
Other noncurrent liabilities	15,999	18,860
Total liabilities	1,218,272	1,343,566

Stockholders' equity:
Common stock	1,080	1,075
Additional paid-in capital	1,137,724	1,123,206
Retained earnings	868,822	801,392
Accumulated other comprehensive loss	(195,479)	(172,111)
Subtotal	1,812,147	1,753,562
Treasury stock	(99,315)	(89,048)
Total stockholders' equity	1,712,832	1,664,514

Total liabilities and stockholders' equity	$2,931,104	$3,008,080

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016

Net sales	$725,085	$737,547	$2,853,111	$2,885,374
Cost of sales	575,366	587,466	2,311,739	2,271,243
Gross profit	149,719	150,081	541,372	614,131

Selling, general and administrative expenses	79,033	80,342	331,763	303,763
Amortization of acquired intangibles	4,438	4,973	18,402	18,869
Acquisition related expenses, restructuring and integration charges, and other	7,736	2,156	10,388	13,391
Accounting review costs	9,473	—	29,562	—
Goodwill impairment	—	84,548	—	84,548
Long-lived asset and tradename impairment	40,452	43,200	40,452	43,200
Operating income	8,587	(65,138)	110,805	150,360

Interest and other financing expenses, net	5,657	5,474	21,274	25,161
Other (income)/expense, net	181	7,699	388	16,543
Gain on fire insurance recovery	—	(739)	—	(9,752)
Income before income taxes and equity-method investees	2,749	(77,572)	89,143	118,408
Provision for income taxes	2,520	11,086	21,842	70,932
Equity in net loss (income) of equity-method investees	(84)	(61)	(129)	47

Net income (loss)	$313	$(88,597)	$67,430	$47,429

Net income per common share:
Basic	$—	$(0.86)	$0.65	$0.46
Diluted	$—	$(0.86)	$0.65	$0.46

Weighted average common shares outstanding:
Basic	103,693	103,453	103,611	103,135
Diluted	104,294	103,453	104,248	104,183

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,
	2017 GAAP	Adjustments	2017 Adjusted	2016 GAAP	Adjustments	2016 Adjusted

Net sales	$725,085	$—	$725,085	$737,547	$—	$737,547
Cost of sales	575,366	(942)	574,424	587,466	(5,061)	582,405
Operating expenses (a)	123,923	(40,452)	83,471	213,063	(129,559)	83,504
Acquisition related expenses, restructuring and integration charges, and other	7,736	(7,736)	—	2,156	(2,156)	—
Accounting review costs	9,473	(9,473)	—	—	—	—
Operating Income	8,587	58,603	67,190	(65,138)	136,776	71,638
Interest and other expenses (income), net (b)	5,838	234	6,072	12,434	(7,000)	5,434
Provision for income taxes	2,520	14,332	16,852	11,086	9,844	20,930
Net income (loss)	313	44,037	44,350	(88,597)	133,932	45,335
Earnings (loss) per share - diluted	—	0.42	0.43	(0.86)	1.29	0.43

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and goodwill, long-lived assets and tradename impairment.
(b) Interest and other expenses, net include interest and other financing expenses, net, other (income)/expense, net, and gain on fire insurance recovery.

Detail of Adjustments:

	Three Months Ended June 30,	Three Months Ended June 30,
	2017	2016

HPP chiller breakdown related costs	$—	$594
Inventory costs for products discontinued or having redesigned packaging	—	3,050
UK deferred synergies due to CMA Board decision	—	450
Costs incurred due to co-packer default	—	770
Acquisition related integration costs	—	197
Chilled desserts write off of maintenance parts & packaging	942	—
Cost of sales	942	5,061

UK deferred synergies due to CMA Board decision	—	499
Tilda fire insurance recovery costs and other setup/ integration costs	—	112
Litigation expenses	—	1,200
Goodwill impairment	—	84,548
Tradename impairment	14,079	39,724
Fixed asset impairment	26,373	3,476
Operating Expenses (a)	40,452	129,559

Acquisition related expenses, restructuring and integration charges, and other	7,736	2,156
Acquisition related expenses, restructuring and integration charges, and other	7,736	2,156

Accounting review costs	9,473	—
Accounting review costs	9,473	—

Operating income	58,603	136,776

Unrealized currency loss	14,056	7,739
Realized currency gain on repayment of GBP denominated debt	(14,290)	—
Gain on insurance recovery on Tilda related fixed asset purchases	—	(739)
Interest and other expenses (income), net (b)	(234)	7,000

Income tax related adjustments	14,332	9,844
Provision for income taxes	14,332	9,844

Net income	$44,037	$133,932
(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and goodwill, long-lived assets and tradename impairment.
(b) Interest and other expenses, net include interest and other financing expenses, net, other (income)/expense, net, and gain on fire insurance recovery.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2017 GAAP	Adjustments	2017 Adjusted	2016 GAAP	Adjustments	2016 Adjusted

Net sales	$2,853,111	$—	$2,853,111	$2,885,374	$—	$2,885,374
Cost of sales	2,311,739	(7,205)	2,304,534	2,271,243	(10,639)	2,260,604
Operating expenses (a)	390,617	(44,026)	346,591	450,380	(131,093)	319,287
Acquisition related expenses, restructuring and integration charges, and other	10,388	(10,388)	—	13,391	(13,391)	—
Accounting review costs	29,562	(29,562)	—	—	—	—
Operating Income	110,805	91,181	201,986	150,360	155,123	305,483
Interest and other expenses, net (b)	21,662	1,720	23,382	31,952	(5,293)	26,659
Provision for income taxes	21,842	29,883	51,725	70,932	14,958	85,890
Net income	67,430	59,578	127,008	47,429	145,458	192,887
Earnings per share - diluted	0.65	0.57	1.22	0.46	1.40	1.85

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and goodwill, long-lived assets and tradename impairment.
(b) Interest and other expenses, net include interest and other financing expenses, net, other (income)/expense, net, and gain on fire insurance recovery.

Detail of Adjustments:
	Twelve Months Ended June 30,	Twelve Months Ended June 30,
	2017	2016

HPPC production interruption related to chiller breakdown and factory start-up costs	$—	$4,489
UK factory start-up costs	—	743
US warehouse consolidation	—	426
Inventory costs for products discontinued or having redesigned packaging	5,359	3,050
Recall and other costs	73	—
UK deferred synergies due to CMA Board decision	367	450
Luton closure costs	464	—
Costs incurred due to co-packer default	—	770
Acquisition related integration costs	—	711
Chilled desserts write-off of maintenance parts & packaging	942	—
Cost of sales	7,205	10,639

Luton closure costs	1,340	—
Tilda fire insurance recovery costs and other	947	342
UK deferred synergies due to CMA Board decision	551	499
Recall and other costs	736	—
Keurig transition	—	1,304
Litigation expenses	—	1,200
Goodwill impairment	—	84,548
Tradename impairment	14,079	39,724
Fixed asset impairment	26,373	3,476
Operating Expenses (a)	44,026	131,093

Acquisition related expenses, restructuring and integration charges, and other	10,388	13,391
Acquisition related expenses, restructuring and integration charges, and other	10,388	13,391

Accounting review costs	29,562	—
Accounting review costs	29,562	—

Operating income	91,181	155,123

Unrealized currency loss	12,570	14,831
Realized currency gain on repayment of GBP denominated debt	(14,290)	—
Gain on insurance recovery on Tilda related fixed asset purchases	—	(9,752)
HPP chiller disposal	—	214
Interest and other expenses (income), net (b)	(1,720)	5,293

Income tax related adjustments	29,883	14,958
Provision for income taxes	29,883	14,958

Net income	$59,578	$145,458
a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and goodwill, long-
lived assets and tradename impairment.
(b) Interest and other expenses, net include interest and other financing expenses, net, other (income)/expense, net, and gain on fire insurance recovery.

THE HAIN CELESTIAL, GROUP INC.
(unaudited and in thousands)

Net Sales Growth at Constant Currency:

	Hain Consolidated	United States	United Kingdom	Canada	Europe
Net sales - Three months ended 6/30/17	$725,085	$308,988	$194,760	$40,239	$44,774
Impact of foreign currency exchange	28,169	2,899	22,292	1,731	1,247
	$753,254	$311,887	$217,052	$41,970	$46,021

Net sales - Three months ended 6/30/16	$737,547	$306,423	$216,608	$39,289	$43,743
	2.1%	1.8%	0.2%	6.8%	5.2%

	Hain Consolidated	United States	United Kingdom	Canada	Europe
Net sales - Twelve months ended 6/30/17	$2,853,111	$1,191,262	$768,301	$151,456	$172,604
Impact of foreign currency exchange	124,319	14,032	106,650	303	3,334
	$2,977,430	$1,205,294	$874,951	$151,759	$175,938

Net sales - Twelve months ended 6/30/16	$2,885,374	$1,249,123	$774,877	$141,851	$154,589
	3.2%	(3.5)%	12.9%	7.0%	13.8%

Net Sales Growth at Constant Currency and Adjusted for Acquisitions/Divestitures:

	United Kingdom
Net sales on a constant currency basis - Three months ended 6/30/17	$217,052

Net sales - Three months ended 6/30/16	$216,608
Acquisitions	1,175
Divestitures	(7,188)
	$210,595
	3.1%

	United Kingdom
Net sales on a constant currency basis - Twelve months ended 6/30/17	$874,951
Impact of foreign currency exchange on acquisitions	15,804
	$890,755

Net sales - Twelve months ended 6/30/16	$774,877
Acquisitions	86,190
Divestitures	(21,024)
	$840,043
	6.0%